Smith Barney Aggressive Growth Fund
File Number 811-3762
Question 77E


SUPPLEMENT DATED JUNE 2, 2005
TO THE
PROSPECTUSES
OF THE
FUNDS INDICATED BELOW

  The section of each of the Prospectuses for the Funds listed below entitled "Management Recent Developments" is deleted and replaced with the following:

  On May 31, 2005, the U.S. Securities and Exchange Commission ("SEC") issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC ("SBFM") and Citigroup Global Markets Inc. (?CGMI?) relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the "Funds").
  The SEC order finds that SBFM and CGMI willfully violated Section 206(1) of the Investment Advisers Act of 1940 ("Advisers Act"). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group ("First Data"), the Funds? then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management ("CAM"), the Citigroup business unit that includes the fund's investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange, among other things, for a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds? boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds' best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability.
The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

  The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds,primarily through fee waivers. The remaining
$183.7 million, including the penalty, will be paid to the U.S.
Treasury and then distributed pursuant to aplan to be prepared by Citigroup and submitted within 90 days of the entry of the order for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

  The order requires SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submits a proposal to serve as transfer agent or sub-transfer agent, an independent monitor must be engaged at the expense of SBFM and CGMI to oversee a competitive bidding process. Under the order, Citigroup also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004. That policy, as amended, among other things, requires that when requested by a Fund board, CAM will retain at its own expense an independent consulting expert to advise and assist the board on the selection of certain service providers affiliated with Citigroup.

  At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, Citigroup does not believe that this matter will have a material adverse effect on the Funds.

2

CITIFUNDS TRUST I
SMITH BARNEY EMERGING MARKETS EQUITY FUND
January 4, 2005
CITIFUNDS TRUST III
CITI CONNECTICUT TAX FREE RESERVES SMITH BARNEY CONNECTICUT
MONEY MARKET
PORTFOLIO Class A and Y Shares
December 31, 2004
SB ADJUSTABLE RATE INCOME FUND
September28,2004 Smith Barney Shares
SMITH BARNEY AGGRESSIVE GROWTH FUND INC.
December 29,2004
SMITH BARNEY ALLOCATION SERIES INC.
May 31, 2005 BALANCED PORTFOLIO
CONSERVATIVE PORTFOLIO
GROWTH PORTFOLIO
HIGH GROWTH PORTFOLIO
INCOME PORTFOLIO
3

SMITH BARNEY APPRECIATION FUND INC.
April 30, 2005
SMITH BARNEY ARIZONA MUNICIPALS FUND INC.
September 28, 2004
SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC.
June 28, 2004 SMITH BARNEY CORE PLUS BOND FUND INC.
March 18, 2005 SMITH BARNEY EQUITY FUNDS
May 31, 2005 SMITH BARNEY SOCIAL AWARENESS FUND

SMITH BARNEY FUNDAMENTAL VALUE FUND INC.
January 28, 2005 SMITH BARNEY FUNDS, INC.
SMITH BARNEY LARGE CAP VALUE FUND
April 29, 2005 SMITH BARNEY SHORT-TERM INVESTMENT GRADE
BOND FUND
April 29, 2005 U.S. GOVERNMENT SECURITIES FUND
April 29, 2005 SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVIDEND AND INCOME FUND
November 26,2004 SB CONVERTIBLE FUND

November 26, 2004 Smith Barney Shares
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND
November 26, 2004 SMITH BARNEY EXCHANGE RESERVE FUND
November 26, 2004 SMITH BARNEY HIGH INCOME FUND
November 26, 2004 SMITH BARNEY MUNICIPAL HIGH INCOME FUND
November 26, 2004 SB CAPITAL AND INCOME FUND
April 29, 2005 Smith Barney Shares
SMITH BARNEY TOTAL RETURN BOND FUND
November 26, 2004

4

SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.
September 28, 2004 CASH PORTFOLIO
GOVERNMENT PORTFOLIO
MUNICIPAL PORTFOLIO
SMITH BARNEY INVESTMENT FUNDS INC.
SMITH BARNEY GOVERNMENT SECURITIES FUND
April 29, 2005 SMITH BARNEY HANSBERGER GLOBAL VALUE FUND
August 28, 2004 SMITH BARNEY INVESTMENT GRADE BOND FUND
April 29, 2005 SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
ALL CAP GROWTH AND VALUE FUNDugust 28, 2004
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
BALANCED ALL CAP GROWTH AND VALUE FUND
August 2, 2004, as revised August 28, 2004
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
GLOBAL ALL CAP GROWTH AND VALUE FUND
August 28, 2004 SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
LARGE CAP GROWTH AND VALUE FUND
August 28, 2004 SMITH BARNEY MULTIPLE DISCIPLINE FUNDS
ALL CAP AND INTERNATIONAL FUND
April 1, 2005 SMITH BARNEY REAL RETURN STRATEGY FUND
November 8, 2004 SMITH BARNEY SMALL CAP VALUE FUND
January 28, 2005 SMITH BARNEY SMALL CAP GROWTH FUND
anuary 28, 2005 SMITH BARNEY INVESTMENT SERIES
SB GROWTH AND INCOME FUND
February 25, 2005 Smith Barney Shares
SMITH BARNEY INTERNATIONAL FUND
February 25, 2005
5

SMITH BARNEY DIVIDEND STRATEGY FUND
February 25, 2005 SMITH BARNEY INVESTMENT TRUST
SMITH BARNEY INTERMEDIATE MATURITY CALIFORNIA MUNICIPALS FUND March 28, 2005 SMITH BARNEY INTERMEDIATE MATURITY NEW YORK MUNICIPALS FUND
March 28, 2005 SMITH BARNEY LARGE CAPITALIZATION GROWTH FUND March 28, 2005 SMITH BARNEY MID CAP CORE FUND
March 28, 2005 SMITH BARNEY CLASSIC VALUES FUND
March 28, 2005 SMITH BARNEY MANAGED MUNICIPALS FUND INC.
June 28, 2004 SMITH BARNEY MASSACHUSETTS MUNICIPALS FUND March 29, 2005 SMITH BARNEY MONEY FUNDS, INC.
April 29, 2005 CASH PORTFOLIO
GOVERNMENT PORTFOLIO
SMITH BARNEY MUNI FUNDS
CALIFORNIA MONEY MARKET PORTFOLIO
July 29, 2004 FLORIDA PORTFOLIO
July 29, 2004 GEORGIA PORTFOLIO
July 29, 2004 LIMITED TERM PORTFOLIO
July 29, 2004 MASSACHUSETTS MONEY MARKET PORTFOLIO
July 29, 2004 NATIONAL PORTFOLIO
July 29, 2004 NEW YORK MONEY MARKET PORTFOLIO
July 29, 2004 NEW YORK PORTFOLIO
July 29, 2004 PENNSYLVANIA PORTFOLIO
July 29, 2004 SMITH BARNEY MUNICIPAL MONEY MARKET FUND, INC. July 29, 2004 SMITH BARNEY NEW JERSEY MUNICIPALS FUND, INC. July 29, 2004
6

SMITH BARNEY OREGON MUNICIPALS FUND
August 27, 2004 SMITH BARNEY PRINCIPAL RETURN FUND
SECURITY AND GROWTH FUND
March 30, 2005 SMITH BARNEY SECTOR SERIES FUND INC.
February 25, 2005 SMITH BARNEY FINANCIAL SERVICES FUND
SMITH BARNEY HEALTH SCIENCES FUND

SMITH BARNEY TECHNOLOGY FUND
SMITH BARNEY SMALL CAP CORE FUND, INC.
April 29, 2005 SMITH BARNEY TRUST II
SMITH BARNEY DIVERSIFIED LARGE CAP GROWTH FUND
February 25, 2005 SMITH BARNEY INTERNATIONAL LARGE CAP FUND
April 29, 2005 SMITH BARNEY SMALL CAP GROWTH OPPORTUNITIES
FUND
February 25, 2005 SMITH BARNEY CAPITAL PRESERVATION FUND
February 25, 2005 SMITH BARNEY CAPITAL PRESERVATION FUND II
February 25, 2005 SMITH BARNEY SHORT DURATION MUNICIPAL
INCOME FUND
February 25, 2005 SMITH BARNEY WORLD FUNDS, INC.
SMITH BARNEY INFLATION MANAGEMENT FUND
February 28, 2005 INTERNATIONAL ALL CAP GROWTH PORTFOLIO
February 28, 2005

FD